                  Certified Public Accountants    South Shore Executive Park   Voice 781. 380.3520
                  Business Consultants            Ten Forbes West              Fax 781. 380.7836
                                                  Braintree, MA 02184-2696     EMail info@kpmonline.com

    |   |
|   |   |   |                                                                  Kevin P. Martin, CPA
| K | P | M |  Kevin P. Martin & Associates, P.C.                              Kevin P. Martin, Jr., CPA, MST
|   |   |   |                                                                  Kenneth J. Davin, CPA
    |   |                                                                      Garrett H. Dalton, III, CPA, MBA
                                                                               Lisa A. Martin, CPA, MST




              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 8, 1998 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1997. We also consent to our firm under the caption of "Experts".


                                          /s/ Kevin P. Martin & Associates, P.C.

                                          KEVIN P. MARTIN & ASSOCIATES, P.C.



February 3, 1999
Braintree, MA 02184